As filed with the Securities and Exchange Commission on January _______, 2002
                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                BUSINESS BANCORP
                                ----------------
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                                   ----------
         (State or other jurisdiction of incorporation or organization)


                                    330884369
                                    ---------
                     (I.R.S. Employer Identification Number)

  1248 FIFTH AVENUE, SAN RAFAEL, CALIFORNIA                        94901
  -----------------------------------------                        -----
  (Address of principal executive offices)                      (Zip Code)


                MCB Financial Corporation 1999 Stock Option Plan
                MARIN COMMUNITY BANK, N.A. 1989 STOCK OPTION PLAN
                -------------------------------------------------
                            (Full Title of the Plan)

                                 Charles O. Hall
                      President and Chief Operating Officer
                1248 FIFTH AVENUE, SAN RAFAEL, CALIFORNIA, 94901
                ------------------------------------------------
                     (Name and address of agent for service)

                                 (415) 459-2265
           Telephone Number, Including Area Code, of Agent For Service




                                        CALCULATION OF REGISTRATION FEE

----------------------- ------------------ ------------------------- ------------------------ ------------------
                              Amount                                      Proposed Maximum
Title Of Securities           To Be             Proposed Maximum         Aggregate Offering       Amount Of
 To Be Registered       Registered  1/, 2/     Offering Price Per            Price 3/           Registration Fee
                                    --  --         Share 2/
                                                         --
----------------------- ------------------ ------------------------- ------------------------ ------------------
MCB Financial
Corporation 1999
Stock Option Plan           32,347 shares           $9.36                $302,767.92 3/              3/
----------------------- ------------------ ------------------------- ------------------------ ------------------
                            17,643 shares           $7.23                $127,558.89 3/              3/
----------------------- ------------------ ------------------------- ------------------------ ------------------
                            24,702 shares           $6.48                $160,068.96 3/              3/
----------------------- ------------------ ------------------------- ------------------------ ------------------
Marin Community Bank,
N.A. 1989 Stock
Option Plan                  6,807 shares           $4.77                 $32,469.39 3/              3/
----------------------- ------------------ ------------------------- ------------------------ ------------------
                             6,175 shares           $7.70                 $47,547.50 3/              3/
----------------------- ------------------ ------------------------- ------------------------ ------------------
                             1,852 shares           $9.79                 $18,131.08 3/              3/
----------------------- ------------------ ------------------------- ------------------------ ------------------
                            28,512 shares           $3.31                 $94,374.72 3/              3/
----------------------- ------------------ ------------------------- ------------------------ ------------------
                            16,339 shares           $2.76                 $45,095.64 3/              3/
----------------------- ------------------ ------------------------- ------------------------ ------------------
                            14,977 shares           $3.49                $ 52,269.73 3/              3/
----------------------- ------------------ ------------------------- ------------------------ ------------------
                            49,404 shares           $6.48                $320.137.92 3/              3/
----------------------- ------------------ ------------------------- ------------------------ ------------------
                             4,631 shares           $8.44                 $39,085.64 3/              3/
----------------------- ------------------ ------------------------- ------------------------ ------------------
                             6,483 shares           $4.63                 $30,016.29 3/              3/
----------------------- ------------------ ------------------------- ------------------------ ------------------
Totals                     209,872 shares             --                  $1,269,523.68          $303.42 3/
----------------------- ------------------ ------------------------- ------------------------ ------------------

1/
--       Represents shares underlying options issued by MCB Financial
Corporation under the MCB Financial Corporation 1999 Stock Option Plan and the Marin Community Bank, N.A. 1989 Stock Option Plan. Pursuant to an Agreement and Plan of Merger dated as of August 15, 2001 (the "Merger Agreement"), MCB Financial Corporation was merged with and into the registrant, effective December 31, 2001, and options outstanding at that time were automatically converted into options exercisable for common stock of the registrant.

2/
--       The prices and number of shares reflect the application of the merger conversion ratio to outstanding options as provided in the Merger Agreement.

3/
--       Calculated on the basis of the maximum aggregate offering price of all the securities listed, pursuant to Rule 457(o).




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference in this registration statement the following documents:

         1) Annual Report on Form 10-KSB for the registrant for the fiscal year ended December 31, 2000;

         2) Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 2001;

         3)       Current Report on Form 8-K dated August 15, 2001; and

         4) The description of the registrant's common stock set forth in the Registration Statement on Form 10 under Section 12(g) of the Exchange Act filed September 21, 2000 and any future amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before the Company files a post-effective amendment which reports that all securities offered in this Registration Statement have been sold, or to deregister all unsold securities, shall also be deemed to be incorporated by reference and to be part of this Registration Statement from the dates we file each of those documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


         Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Article 5 of the Articles of Incorporation of the registrant contains provisions limiting the monetary liability of directors for breaches of the duty of care. Article VII of the Articles of Incorporation of the registrant contains provisions for the indemnification of directors, officers and employees to the fullest extent permitted, and in excess of that authorized, under Section 317. In addition, the registrant maintains officers and directors liability insurance covering directors and officers in certain circumstances. Section 317 of the California Corporation Law expressly grants to each California corporation the power to indemnify its directors, officers and agents against judgments, fines, settlements and expenses incurred in the performance of their duties. Rights to indemnification beyond those provided by Section 317 may be valid to the extent that such rights are authorized in the corporation's articles of incorporation. Indemnification may not be made, however, if inconsistent with the articles of incorporation, bylaws, shareholder resolutions or an agreement which prohibits or limits indemnification.

         Under the Marin Community Bank, N.A. 1989 Stock Option Plan, the Company indemnifies the directors against liabilities arising from their duties in connection with administration of the Plan, unless a director engaged in willful misconduct or gross negligence, and pays expenses, judgments and fines provided the director acted in good faith, and reasonably believed his or her actions were within the scope of employment or authority and for a purpose reasonably believed to be in the best interests of the Company (and, in the case of a criminal proceeding, the director had no reasonable cause to believe the conduct was unlawful). The indemnification provision does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibit Index attached hereto is incorporated by reference.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on January 8, 2002.

                                      BUSINESS BANCORP



                                      By: /s/ CHARLES O. HALL
                                         ---------------------------------------
                                           Charles O. Hall
                                           President and Chief Operating Officer



                        SIGNATURES AND POWER OF ATTORNEY

         The officers and directors of Business Bancorp whose signatures appear below hereby constitute and appoint Alan J. Lane, Charles O. Hall and Patrick E. Phelan, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 8, 2002.


SIGNATURE                                            TITLE


/s/ ALAN J. LANE
----------------                            Director and Chief Executive Officer
Alan J. Lane                                (Principal Executive Officer)


/s/ CHARLES O. HALL
-------------------                         Director; President and Chief
Charles O. Hall                             Operating Officer

/s/ PATRICK E. PHELAN
---------------------                       Director; Executive Vice President
Patrick E. Phelan                           and Chief Financial Officer
                                            (Principal Financial
                                            and Accounting Officer)

/s/ NEAL T. BAKER
-----------------                           Director
Neal T. Baker



/s/ D. WILLIAM BADER
--------------------                        Director
D. William Bader



/s/ JOHN E. DUCKWORTH
---------------------                       Director
John E. Duckworth


/s/ TIMOTHY J. JORSTAD
----------------------                      Director
Timothy J. Jorstad



/s/ CATHERINE H. MUNSON
-----------------------                     Director
Catherine H. Munson



/s/ GARY T. RAGGHIANTI
----------------------                      Director
Gary T. Ragghianti



/s/ JOHN L. RIDDELL
-------------------                         Director
John L. Riddell



/s/ ARNOLD H. STUBBLEFIELD
--------------------------                  Director
Arnold H. Stubblefield



/s/ JOHN L. STUBBLEFIELD
------------------------                    Director
John L. Stubblefield

SIGNATURE                                            TITLE




/s/ EDWARD P. TARRANT
---------------------                       Director
Edward P. Tarrant



/s/ RANDALL J. VERRUE
---------------------                       Director
Randall J. Verrue

                                  EXHIBIT LIST


4.1 Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(1) to the registrant's Registration Statement on Form S-4 (Reg. No. 333-70080))

4.2 Amendments to Articles of Incorporation of the registrant (incorporated by reference to Annex D to prospectus of the registrant under Rule 424(b)(3), filed November 2, 2001 (Reg. No. 333-70080))

4.3 Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's registration statement on Form 10SB dated June 26, 2000 (File No. 0-31593))

4.4 Amendments to Bylaws of the registrant (incorporated by reference to Schedule 8.1(b) to Annex A and to Annex E to prospectus of the registrant under Rule 424(b)(3), filed November 2, 2001 (Reg. No. 333-70080))

4.5 MCB Financial Corporation 1999 Stock Option Plan (incorporated by reference to Exhibit A of the Proxy Statement of MCB Financial Corporation dated April 26, 1999 (File No. 001-15479))

4.6 Marin Community Bank, N.A. 1989 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 of MCB Financial Corporation (File No. 33-76832)

5        Opinion of counsel as to the legality of securities being registered

23.1     Consent of counsel (included in Exhibit 5)

23.2     Consent of independent auditors Vavrinek, Trine, Day & Company, LLP

24 Power of attorney (included in signature page of this registration statement)





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